Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 5th day of September, 2011, between ARE-SD REGION NO. 24, LLC, a Delaware limited liability company (“Landlord”), and LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (“Tenant”).

Building:	11119 North Torrey Pines, San Diego CA 92037

Premises:	That portion of the east side of the second floor of the Building, containing approximately 15,964 rentable square feet, and that portion of the basement of the Building, containing approximately 465 rentable square feet, all as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$2.75 per rentable square foot of the Premises per month

Rentable Area of Premises: 16,429 sq. ft.

Usable Area of Premises: 14,123 sq. ft.

Rentable Area of Project: 72,245 sq. ft.; provided, however, that for purposes of calculating Tenant’s Share of Operating Expenses the parties agree that Rentable Area of Project shall be for all purposes be 65,314 sq. ft.

Tenant’s Share of Operating Expenses: 26.15%

Security Deposit:	$43,290.50

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 84 months from the first day of the first full month following the Rent Commencement Date.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 79840	385 E. Colorado Boulevard, Suite 299
Baltimore, MD 21279-0840	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address:

11119 North Torrey Pines, Suite 200

San Diego CA 92037

Attention: General Counsel

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C – WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F – TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G – SIGNAGE	[X] EXHIBIT H – EXPANSION SPACE
[X] EXHIBIT I - LANDLORD’S PROPERTY	[X] EXHIBIT J - APPROVED PLAN

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1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use or increase the Rentable Area of the Premises above 16,429 square feet unless Tenant leases additional space at the Project; provided, however, if, following the completion of Landlord’s Work, Landlord thereafter reduces the size of the portion of the enclosed Common Areas (excluding the fitness center and bistro at the Project) which is included in Landlord’s calculation of the square footage of the Premises, the Rentable Area of the Premises will be reduced proportionately. For the avoidance of doubt, in no event shall a reduction in the size of the fitness center or bistro result in a change of the Rentable Area of the Premises. From and after the Rent Commencement Date (as defined below) through the expiration of the Term, Tenant shall have access to the Premises for the Permitted Use and to the parking facilities serving the Project 24 hours per day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any necessary maintenance or repairs, or any other reasonable temporary interruptions, and otherwise subject to the terms of this Lease.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall, subject to the other provisions of this Lease, make the Premises available to Tenant for Tenant’s Work under the Work Letter within 5 business days after the full execution and delivery of this Lease (“Delivery” or “Deliver”). Tenant shall deliver evidence of the insurance required to be maintained by Tenant under this Lease and the Work Letter along with Tenant’s delivery of an executed copy of this Lease to Landlord. Landlord shall use its reasonable efforts to Deliver the Premises by April 1, 2012. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises by June 1, 2012, Tenant may terminate this Lease on 10 days prior written notice to Landlord unless Delivery of the Premises occurs during the 10 day period following Landlord’s receipt of such notice; provided, however, that if Tenant fails to provide such notice to Landlord on or before June 5, 2012, Tenant shall have no further right to terminate this Lease pursuant to the provisions of this sentence. As used herein, the term “Tenant’s Work” shall have the meaning set forth for such term in the Work Letter.

Tenant acknowledges and agrees that construction of the Tenant Improvements will be undertaken at the same time as Landlord is undertaking the construction of the Landlord’s Work (as defined in the Work Letter) and that the parties and their contractors will be required to coordinate their work with one another (including, without limitation, work within the Premises) but in no event may Tenant or any Tenant Party (as defined below) delay or interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities (as defined below) nor cause an increase the cost of the performance of Landlord’s Work. Tenant further acknowledges and agrees that Landlord’s Work includes, without limitation, the construction of a pass through lobby and common area restrooms and Landlord will also be accessing the Premises in connection with the construction of the same.

The “Commencement Date” shall be the date Landlord Delivers the Premises to Tenant for construction of the Tenant Improvements. The “Rent Commencement Date” shall be July 1, 2012; provided that if Tenant has not Substantially Completed the Tenant Improvements on or before July 1, 2012, to the extent delays are attributable solely to Landlord Delays (as defined in the Work Letter), such date shall be extended 1 day for each day after July 1, 2012, that Tenant is unable to Substantially Complete the Tenant Improvements because of such Landlord Delays. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 40 hereof.

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Tenant shall, subject to the provisions of this paragraph, have the right during the Term, at no additional cost to Tenant, to use the furniture, fixtures, equipment, lab equipment and infrastructure listed on Exhibit I attached hereto (“Landlord’s Property”). The Landlord’s Property was located in the Building and Tenant acknowledges that all of Landlord’s Property was removed by Tenant prior to the date of this Lease for reuse as part of the Tenant Improvements. Tenant accepted Landlord’s Property in its current “as is” condition as of the date the same was removed from the Building and shall return Landlord’s Property to Landlord upon the expiration or earlier termination of this Lease in the same condition as received, ordinary wear and tear excepted. The reasonable costs associated with removing Landlord’s Property from the Building and storing the same and reusing it as part of the Tenant Improvements may be paid for out of the TI Allowance (as defined in the Work Letter).

Except as set forth in this Lease (including the Work Letter): (i) Tenant shall accept the Premises and Landlord’s Property in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises or Landlord’s Property; and (iii) Tenant’s taking possession of the Premises and Landlord’s Property shall be conclusive evidence that Tenant accepts the Premises and Landlord’s Property and that the Premises and Landlord’s Property were in good condition at the time possession was taken. Any access to and/or occupancy of the Premises by Tenant before the Rent Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Subject to the provisions of this paragraph, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building structure, roof or Building Systems (as defined in Section 13) provided that Tenant notifies Landlord in writing of the need for any such repairs within 120 days after the Commencement Date. The cost of any repairs not identified in such notice during such 120 day period shall thereafter be included as part of Operating Expenses. Notwithstanding anything to the contrary contained in this paragraph, if Tenant or any Tenant Party was responsible for the cause of any of the repairs provided for in this paragraph, Tenant shall pay the full cost of such repairs.

Tenant agrees and acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Base Rent for months 2 through 6 after the Rent Commencement Date.

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(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the Rent Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Rent Commencement Date and continuing on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the useful life of such capital items (as reasonably determined by Landlord and taking into account relevant factors including, without limitation, the hours of operation of the building (or any portions thereof, as applicable) and its use for laboratory/office purposes), and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

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(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s) any expenses otherwise includable within Operating Expenses to the extent directly paid by Tenant to third parties or which are actually reimbursed to Landlord by any third party, other tenants of the Project, or from insurance proceeds (which reimbursements shall be credited against Operating Expenses for the year the applicable casualty occurred); and

(t) the initial cost of the renovation to the Project described on Annex 1 of the Work Letter (“Renovation”) and the costs of correcting defects in such Renovation.

Following the first year of the Base Term of this Lease, that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) may be increased by no more than 4% over the amount of the Controllable Operating Expenses for the previous year during the Base Term. “Controllable Operating Expenses” shall mean those Project Operating Expenses for which increases are reasonably within the control of Landlord, and shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, electricity and other utilities, and any payments required under any applicable CC&Rs or to any owners’ association of which the Project is a part. There shall be no limitation on the amount of increase from year to year on Project Operating Expenses which are not Controllable Operating Expenses.

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Notwithstanding anything to the contrary contained herein (including, without limitation, Section 9 of this Lease, if, at any time after the date of this Lease, Landlord is successful in any of its appeals to obtain a lower tax basis for the Project which results in lower Taxes and Operating Expenses, Tenant’s monthly payment of Operating Expense will not be reduced to reflect such lower Taxes and Tenant shall pay Taxes and Operating Expenses to Landlord as though no such reduction had been obtained. Furthermore, Tenant shall pay the full amount of the annual statutory increases that would have been applicable if the reduction had not been obtained such that Tenant will pay Taxes during the Term as if no reduction in the property tax basis had occurred. For the avoidance of doubt, if Tenant’s Share of Operating Expenses equated to $1 per square foot per month and the corresponding component for Taxes was reduced by $.10 per square foot per month as a result of a successful appeal, Tenant would still pay $1 per square foot per month in Operating Expenses plus any increases.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 4 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

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Notwithstanding anything to the contrary contained herein, Landlord shall have the right, from time to time during the Term, to re-measure the rentable square footage of the Premises and the square footage of Common Areas of the Project. Any such re-measurements shall be performed in accordance with the Building Owners and Managers Association (BOMA) International, Gross Areas of a Building: Standard Methods of Measurement (2009). Tenant acknowledges and agrees that any measurement of the rentable square footage of the Premises shall include Tenant’s pro rata share of the Common Areas of the Project. If any such re-measurements determine that the actual rentable square footage of the Premises and/or the square footage of the Common Areas of the Project deviate from the rentable square footage specified in the definition of “Premises” on page 1 of this Lease and/or the actual square footage of the Common Areas of the Project applicable as of the Commencement Date, then, upon Landlord’s request, Landlord and Tenant shall cause this Lease shall be amended so as to reflect the actual square footage thereof in the definitions, as applicable, of “Premises,” “Project,” “Rentable Area of Premises,” “Rentable Area of Project” and “Tenant’s Share of Operating Expenses of Project”; provided, however, that such re-measurement shall not affect the Base Rent payable under this Lease or the TI Allowance granted to Tenant but Tenant’s Share of Operating Expenses shall be adjusted. In the event that Landlord does not re-measure the Premises and the Common Areas of the Project, then the square footages listed on page 1 of this Lease shall conclusively be deemed to be the rentable square footage of the Premises and the Project and shall not be subject to further re-measurement except as provided for in the next sentence. “Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for increases or decreases in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.” Notwithstanding the foregoing, (i) the Rentable Area of Premises will not exceed 16,429 square feet during the Base Term or any extension of this Lease unless Tenant leases additional space at the Project, and (ii) for purposes of calculating Tenant’s Share of Operating Expenses, Landlord may treat the Rentable Area of Project as being 65,314 sq. ft.

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other

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loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that Tenant shall deposit the sum of $43,290.50 in cash (“Initial Deposit”) with Landlord as the Security Deposit under this Lease concurrent with Tenant’s delivery to Landlord of an original of this Lease executed by Tenant; provided, however, that Tenant shall replace the cash Security Deposit with a Letter of Credit in the amount of $43,290.50 on or before September 15, 2011. Promptly after the delivery to Landlord of the approved and effective Letter of Credit in the amount of $43,290.50, Landlord shall return the Initial Deposit to Tenant.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6 with written notice to Tenant of such transfer, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all applicable laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction over Tenant’s operations to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk to an unreasonable level, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place equipment exceeding the floor load capacity in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

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Landlord shall, at Landlord’s cost and expense, be responsible for the compliance of the Building (excluding the Premises and any compliance resulting from the Tenant Improvements all of which costs and expenses shall be the responsibility of Tenant) with Legal Requirements as of the Commencement Date. Tenant, at its sole expense, shall make any improvements, alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s Tenant Improvements, Tenant’s Alterations, and/or Tenant particular use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or caused by Tenant’s failure to comply with any Legal Requirements as required herein, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or caused by Tenant’s failure of the Premises to comply with any Legal Requirement as required herein.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including for consequential damages; provided, however, that if Tenant delivers written inquiries to Landlord whether the potential exists for consequential damages if Tenant holds over, Landlord shall, promptly after each such inquiry, notify Tenant in writing whether at the time of such inquiry the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses (with Tenant not receiving any benefits from any successful tax appeals), all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is

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levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. Landlord shall not include in the Operating Expenses payable by Tenant any assessed valuation attributable solely to (i) the personal property or trade fixtures of other tenants at the Project, and (ii) improvements in the premises of other tenants at the Project which are materially higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall be allocated 3 parking spaces per 1,000 usable square feet of the Premises, in common with other tenants of the Project in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations, at no cost to Tenant. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Included in the number of spaces allocated to Tenant pursuant to the first sentence of this Section 10 will be 2 spaces identified by Landlord located in front of the Building which shall be marked as Tenant visitor spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any reservation of parking spaces.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Landlord shall use reasonable efforts to correct interruptions or failures of Utilities which are within the reasonable control of Landlord to correct within a reasonable period of time after Tenant provides Landlord with notice or such interruption or failure. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal

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business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

At least once per month as part of the maintenance of the Building, Landlord shall run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines, and (iii) maintain current any and all licenses and permits required for the use of the emergency generator. Landlord shall make the service contract and maintenance records (including Landlord’s monthly maintenance records) and permits for the generators reasonably available to Tenant for Tenant’s review upon Tenant’s prior written request. Landlord shall reasonably cooperate with Tenant’s requests so that Tenant can assess whether the emergency generator is being maintained as per the manufacturer’s standard guidelines and whether the applicable service contract needs to be amended to address any guidelines that are not included in the applicable service contract. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in

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connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in reasonable amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and copies of final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of

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Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant a minimum of 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall endeavor to minimize interference with Tenant’s business operations during planned stoppages of the Building Systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 15 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

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17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for,

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and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be reasonably raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances, if applicable, are obtained or, if not applicable, the date of discovery of such damage or destruction, until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable to Tenant, in Tenant’s sole but reasonable discretion, for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

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The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days after Tenant’s receipt of any such notice not more than twice in any 12 month period without such failure to pay being a Default provided that the full payment is received within such 3 day period after Tenant’s receipt of notice and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives notice that any such lien is filed against the Premises.

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(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 10 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to

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do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions reasonably made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

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(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, other than pursuant to a Permitted Assignment (as defined below), Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information that may be reasonably necessary or appropriate to Landlord in its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice and without unreasonably withholding, delaying or conditioning its consent: (i) grant such consent, (ii) refuse such consent in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).

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Landlord shall not unreasonably delay its response to an Assignment Notice delivered to Landlord by Tenant. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project; (10) the proposed assignee or subtenant is an entity with whom Landlord is actively or has been negotiating to lease space in the Project within 90 days of the Assignment Notice; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of each Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease,

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such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in the case of a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be

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targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

Upon request by Tenant no more than once in any 12 month period during the Term, Landlord will similarly execute an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, and (ii) acknowledging that there are not, to Landlord’s knowledge, any Defaults on the part of Tenant hereunder, or specifying such Defaults if any are claimed.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and

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thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord represents and warrants that as of the date of this Lease, there is no existing Mortgage encumbering the Project. Upon written request from Tenant, Landlord shall use reasonable efforts to obtain for execution by Tenant a commercially reasonable form of non-disturbance and attornment agreement executed by the Holder of any future Mortgage with a lien on the Project which provides, among other things, that so long as Tenant is not in Default of its obligations under this Lease, foreclosure or other enforcement of such Mortgage shall not terminate this Lease and the successor to Landlord’s interest in the Project shall recognize this Lease and Tenant’s right to possession of the Premises.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing

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such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises,

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unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused by Tenant or any Tenant Party or (z) was exacerbated by Tenant or any Tenant Party.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises as of the Commencement Date and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and, upon request from Landlord, Tenant shall also deliver to Landlord any update to Tenant’s Hazardous Materials Business Plan inventory on record with the City and/or County of San Diego. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of any pending violations of applicable Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by all federal, state and local Governmental Authorities as applicable for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Notwithstanding anything to the contrary contained herein, Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question and which were not adequately addressed or corrected by Tenant, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority) that has not been adequately addressed and corrected by Tenant. If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Upon 30 days prior written notice to Tenant, Landlord shall have the right to conduct annual environmental tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall only be required to pay the cost of such annual environmental test of the Premises if it is revealed that Tenant has not complied with any Environmental Requirement or if contamination for which Tenant is responsible under this Lease is identified. Landlord and Tenant shall cooperate with one another to schedule such testing at a mutually acceptable time for both parties. Tenant shall have the right to have a representative present during such testing and shall be permitted to conduct its own testing concurrent with Landlord’s testing activities. All sample collection, testing, analysis and reporting will be performed by a duly accredited laboratory for any

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testing performed by Landlord and/or Tenant, following well established and validated regulatory environmental protocols. Notwithstanding the foregoing, if Tenant, at Tenant’s expense, conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing for which Tenant is responsible for under this Lease and in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Control Areas. In addition to Tenant’s HazMat Safety Storage Area (as defined below), Tenant shall be allowed to utilize (i) one and one-half (1.5) control areas or zones for Hazardous Materials inventory on the second floor, and (ii) one (1) control area or zone for Hazardous Materials inventory in the basement, all as designated by the applicable building code for chemical use or storage. If Tenant leases the entire Expansion Space, Tenant shall also be allowed to utilize two (2) control areas or zones for Hazardous Materials inventory on the first floor.

(f) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are exclusively used by Tenant or are hereafter placed on the Premises or the Project by Tenant for the exclusive use of Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all reasonable actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall

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be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant’s facility is also referred to as the Premises and any other areas of the Project which are in direct control or exclusively support Tenant’s operations.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Landlord shall not be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national,

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regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Studley. Landlord agrees to pay Studley a leasing commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Studley. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be

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inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

Tenant shall have the non-exclusive right to display, at Tenant’s sole cost and expense, signage bearing Tenant’s name on the building top facing the north parking lot, directly above the Premises, in the location shown on Exhibit G (“Building Sign”). In addition, subject to obtaining all necessary and required approvals including, without limitation, as may be required by Legal Requirements and from the adjacent property owner, Landlord intends to erect a new monument sign at the Project upon which the names of tenants of the Project shall be displayed (“Monument Sign”), which Monument Sign shall replace the monument sign located at the Project as of the date of this Lease. If Landlord does not erect the intended new monument sign then references in this Lease to Monument Sign shall mean the existing monument sign. Tenant shall, at Tenant’s sole cost and expense, have the non-exclusive right to install a sign bearing Tenant’s name in one slot designated by Landlord on the Monument Sign. Tenant acknowledges that Landlord is only entitled to use 50% of the signage on the Monument Sign and Tenant acknowledges and agrees that Tenant shall only be entitled to Tenant’s Share of Landlord’s 50% share of the Monument Sign. Tenant further acknowledges and agrees that Tenant’s signage on the Monument Sign and the Building Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements and in no event shall Tenant be entitled more than Tenant’s pro rata share of any such signage. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage on the Monument Sign and the Building Sign, for the removal of Tenant’s signage from the Monument Sign and the Building Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

39. Rights to Expand.

(a) Right of First Refusal. The first time after the date of this Lease that Landlord intends to accept a written proposal (the “Pending Deal”) to lease all or any portion the Expansion Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal; provided, however, Tenant shall have no right to receive a Pending Deal Notice and the provisions of this Section 39(a) shall not apply during any period following the Rent Commencement Date if Tenant is not then leasing and occupying 100% of the Premises. For purposes of this Section 39(a), “Expansion Space” shall mean that certain approximately 15,136 rentable square feet on the first floor of the Building as more particularly shown on Exhibit H, which is not occupied by a tenant or which is occupied by a then existing tenant whose lease is expiring within 9 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space, plus any basement space in the Building which may be described in the Pending Deal Notice. For the avoidance of doubt, Tenant shall be entitled to exercise its right under this Section 39(a) only with respect to the entire Expansion Space described in such Pending Deal Notice which shall include an obligation on the part of Tenant to lease along with the Expansion Space any basement space in the Building described in the Pending Deal Notice. Within 5 business days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Space Acceptance Notice”) if Tenant elects to lease the Expansion Space. Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Expansion Space pursuant to this Section 39(a) is hereinafter referred to as the “Right of First Refusal.” If Tenant elects to lease the Expansion Space described in the Pending Deal Notice by delivering the Space Acceptance Notice within the required 5 business day period, Tenant shall be deemed to agree to lease the Expansion Space on the same general terms and conditions as this Lease except that the terms of this Lease shall be modified to reflect the terms of the Pending Deal Notice for the rental of the Expansion Space; provided, however that if Landlord delivers a Pending Deal Notice within the first 12 months after the Rent Commencement Date, Tenant may elect in its Space Acceptance Notice to lease the Expansion Space pursuant to the Expansion Right Terms (as defined below) rather than the terms of the Pending Deal Notice, in which case the terms of this Lease shall be modified to reflect the terms of the Expansion Right Terms for the

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rental of the Expansion Space. Tenant acknowledges that the term of the Lease with respect to the Expansion Space and the Term of the Lease with respect to the original Premises may not be co-terminous if Tenant elects to lease the Expansion Space pursuant to the terms set forth in the Pending Deal Notice. Notwithstanding anything to the contrary contained herein, in no event shall the Work Letter or the TI Allowance apply to the Expansion Space. If Tenant fails to deliver a Space Acceptance Notice to Landlord within the required 5 business day period, Tenant shall be deemed to have waived its rights under this Section 39(a) to lease the Expansion Space, and Landlord shall have the right to lease the Expansion Space to any third party on any terms and conditions acceptable to Landlord.

(b) Expansion Right. Commencing on the Rent Commencement Date and continuing through the date that is 12 months after the Rent Commencement Date (“Expansion Right Expiration Date”), if and for so long as the Expansion Space is available for lease, Tenant shall have the right, but not the obligation, to elect to expand (“Direct Expansion Right”) the Premises to include all and not less than all of the Expansion Space by delivery of written notice to Landlord of its election to exercise the Direct Expansion Right (“Expansion Exercise Notice” ). If Tenant elects to lease the Expansion Space by timely delivering a Expansion Exercise Notice to Landlord, Tenant shall be deemed to agree to lease the Expansion Space on the same terms and conditions as this Lease, except that (i) the amount of the Security Deposit shall be proportionately increased, (ii) the definition of Premises shall be amended to include the Expansion Space, (iii) the Base Rent payable for the Expansion Space shall be equal to the per square foot amount of Base Rent then payable for the Premises, which shall be subject to adjustment pursuant to Section 4, (iv) Tenant’s Share of Operating Expenses shall be proportionately increased based upon the addition of the Expansion Space to the Premises, (v) Tenant shall accept the Expansion Space in its “as is” condition as of the expiration or earlier termination of any then existing lease affecting the Expansion Space, (vi) Landlord shall provide the same per square foot TI Allowance as was provided for the Premises as a tenant improvement allowance for the Expansion Space but ratably reduced based on the length of the remaining Base Term after the Expansion Space is delivered to Tenant for the construction of tenant improvements within the Expansion Space of a fixed and permanent nature desired by Tenant and approved by Landlord, which tenant improvements shall be constructed by Tenant pursuant to the terms of a work letter reasonably acceptable to Landlord and Tenant, (vii) the Base Term of the Lease shall commence with respect to the Expansion Space and Tenant shall commence paying Base Rent and Operating Expenses on the date that is 6 months after the Expansion Exercise Notice, and (viii) the Early Termination Payment (as defined in Section 41 below) shall be increased by $750,000 to $1,500,000 (collectively, the Expansion Right Terms”). Tenant’s failure to timely deliver an Expansion Exercise Notice to Landlord shall be deemed to be an election by Tenant not to exercise Tenant’s Direct Expansion Right pursuant to this Section 39(b) with respect to the Expansion Space, in which case Tenant shall be deemed to have forever waived its rights under this Section 39(b) and this Section 39(b) shall be of no further force or effect. Notwithstanding anything to the contrary contained in this Section 39(b), Tenant acknowledges and agrees that (x) Landlord is under no obligation to keep the Expansion Space vacant from the date hereof until the Expansion Right Expiration Date and, prior to Tenant’s election to exercise its Direct Expansion Right, Landlord is free to lease the Expansion Space at any time to any party and on any terms and conditions acceptable to Landlord in its sole and absolute discretion, and (y) if Landlord leases the Expansion Space to any other party, Tenant’s Direct Expansion Right shall immediately terminate and Tenant shall have no further to exercise its Direct Expansion Right.

(c) Amended Lease. If: (i) Tenant fails to timely deliver a Space Acceptance Notice or Expansion Exercise Notice, or (ii) after the expiration of a period of 10 days after Landlord’s delivery to Tenant of a lease amendment or lease agreement for Tenant’s lease of the Expansion Space, no lease amendment or lease agreement (including the work letter) for the Expansion Space, acceptable to both parties each in their sole and absolute discretion, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have forever waived its right to lease such Expansion Space.

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(d) Exceptions. Notwithstanding the above, the Direct Expansion Right and the Right of First Refusal shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in Default under any provision of the Lease; or

(ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Direct Expansion Right or Right of First Refusal.

(e) Termination. The Direct Expansion Right and Right of First Refusal shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Direct Expansion Right or Right of First Refusal, as applicable,, if, after such exercise, but prior to the commencement date of the lease of such Expansion Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Direct Expansion Right or Right of First Refusal, as applicable, to the date of the commencement of the lease of the Expansion Space, whether or not such Defaults are cured.

(f) Rights Personal. The Direct Expansion Right and Right of First Refusal are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(g) No Extensions. The period of time within which the Direct Expansion Right or the Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Direct Expansion Right or Right of First Refusal.

40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, for space of comparable size and quality (including all Alterations and other improvements) in Class A laboratory buildings in the Torrey Pines area for a comparable term, taking into account all relevant factors, including, but not limited to, tenant inducements, leasing commissions, allowances or concessions, if any.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct

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(“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

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(f) Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41. Early Termination Right. Tenant shall have the right, subject to the provisions of this Section 41, to terminate this Lease (“Termination Right”) with respect to the entire Premises only as of expiration of the 60th month after the Rent Commencement Date (“Early Termination Date”), so long as Tenant delivers to Landlord (i) a written notice (“Termination Notice”), of its election to exercise its Termination Right no less than 9 months in advance of the Early Termination Date, and (ii) concurrent with Tenant’s delivery to Landlord of the Termination Notice delivers, an early termination payment in the amount of $750,000 (which amount shall be increased by an additional $750,000 if Tenant leases the Expansion Space pursuant to its Direct Expansion Right under Section 39(b), the “Early Termination Payment”). If Tenant timely and properly exercises the Termination Right, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease. In the event that Tenant does not deliver to Landlord the Termination Notice and the Early Termination Payment within the time period provided in this paragraph, Tenant shall be deemed to have waived its Termination Right and the provisions of this Section 41 shall have no further force or effect. Notwithstanding anything to the contrary contained herein, if Tenant elects to exercise its Right of First Refusal pursuant to Section 39(a) by delivering a Space Acceptance Notice, then Tenant shall be deemed to have waived its Termination Right and the provisions of this Section 41 shall have no further force or effect except that Tenant may exercise its Termination Right with respect to the original Premises as provided for in this Section 41 if the following conditions have been satisfied: (x) Tenant makes no materially detrimental changes, as reasonably determined by Landlord, to the Tenant Improvements contemplated pursuant to the plan attached hereto as Exhibit J, and (y) Tenant unconditionally agrees to extend the Base Term of the lease with respect to the Expansion Space, if necessary, so that it is not less than a full 60 months from the date that Tenant commenced paying Base Rent for the Expansion Space.

42. LEED Certification. Tenant agrees to cooperate with Landlord and to comply with reasonable measures implemented by Landlord with respect to the Building and/or the Project in connection with Landlord’s efforts to obtain a Leadership in Energy and Environmental Design (LEED) certificate for the base, shell and core of the Building. Any reasonable measure implemented in accordance with the foregoing will be at minimal or no cost to Tenant, will be performed so as to minimize any interference with Tenant’s use and enjoyment of the Premises, and will not require Tenant to make any substantial changes to its business operations for the Permitted Use in the Premises nor materially increase the cost of such business operations. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not be precluded from undertaking any retrofits, repairs or replacements (including, without limitation, capital repairs and replacements) to the Premises or the Building as part of Operating Expenses in the ordinary course of maintenance or repairs (including, without limitation, capital repairs and replacements) to the Premises or the Building, which retrofits, repairs or replacements include LEED components or satisfy LEED rating systems or any similar standard in connection with the performance by Landlord of its obligations under this Lease so long as the cost of such LEED items is reasonably comparable to the cost of non-LEED components, taking into account any reasonably anticipated savings resulting from LEED components over the remaining Term of this Lease. Tenant shall have the right, at Tenant’s sole cost and expense or utilizing the TI Allowance, to pursue a LEED certification of the Tenant Improvements, and Landlord will cooperate, at minimal or no cost to Landlord, with Tenant’s efforts to pursue such certification.

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43. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Upon Landlord’s written request, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. If and for so long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 43(c) shall not apply.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

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(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) Redevelopment of Project. Tenant acknowledges that Landlord is expanding, renovating and/or reconfiguring the Project and, in connection therewith or in addition thereto, as the case may be, Landlord may from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.

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(p) Hazardous Materials Storage Area. In connection with its use of the Premises, Tenant shall have the right, during the Term, to the use of one of the 3 units (“Tenant’s HazMat Safety Storage Area”) designated by Landlord in the Hazardous Materials storage shed at the Project for the storage of Tenant’s Hazardous Materials waste and other Hazardous Materials. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements in connection with the use of the Tenant’s HazMat Safety Storage Area. Tenant shall, at Tenant’s sole cost and expense, surrender Tenant’s HazMat Safety Storage Area free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 hereof, normal wear and tear excluded.

(q) Discontinued Use. If, at any time following the Rent Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 90 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

LIGAND PHARMACEUTICALS, INCORPORATED,
a Delaware corporation

By:	/s/ John Sharp
Its:	Vice President, Finance and Chief Financial Officer

LANDLORD:

ARE-SD REGION NO. 24, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
	Its:	Vice President Real Estate Legal Affairs

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

*	Please note the Building configuration above includes Landlord’s proposed renovation of the west side of the structure in addition to relocating a portion of the existing central plant into the lower level of the Building. These changes are conceptual and subject to modification at Landlord’s sole discretion.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of September     , 2011, by and between ARE-SD REGION NO. 24, LLC, a Delaware limited liability company (“Landlord”), and LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates John Sharp and Vilmarie Rodriguez (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either of Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Dan Ryan and Jay Ingram (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature as shown on the TI Constructions Drawings (as defined in Section 2(c) below) and which shall be required to satisfy the requirements set forth on Annex 2 attached hereto. As used in the Lease, “Tenant’s Work” shall mean the construction of the Tenant Improvements. As used herein, the term “Landlord’s Work” shall mean completing the base Building described on Annex 1.

Tenant shall be solely responsible for ensuring that the Building and the design and specifications for the Tenant Improvements are consistent with Tenant’s requirements. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of Tenant’s requested changes. Landlord shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. Other than the obligation to perform Landlord’s Work and funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

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(b) Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 10 weeks after the date hereof. Not more than 10 days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. If Landlord disapproves any portion of Tenant’s TI Design Drawings, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail any change requested for each item disapproved. Tenant shall cause the changes requested by Landlord to be made to Tenant’s TI Design Drawings and shall resubmit said drawings to Landlord for approval within 5 days thereafter; provided, however, if Tenant does not agree with a change requested by Landlord, Landlord and Tenant shall meet and confer and shall attempt in good faith to reach agreement on the TI Design Drawings. Such process shall continue until Landlord has approved the TI Design Drawings.

(c) Working Drawings. Not later than 14 weeks following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 7 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. If Landlord disapproves any portion of Tenant’s TI Construction Drawings, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail any change requested for each item disapproved. Tenant shall cause the changes requested by Landlord to be made to Tenant’s TI Construction Drawings; provided, however, if Tenant does not agree with a change requested by Landlord, Landlord and Tenant shall meet and confer and shall attempt in good faith to reach agreement on TI Construction Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 7 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Tenant shall, subject to the other provisions of the Lease and this Work Letter, commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist

Work Letter	11119 N. Torrey Pines/Ligand - Page 3

Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant and/or any Tenant Party shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work.

(b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

(e) Landlord Delay. Other than with respect to Landlord Delay as provided for in this Work Letter, nothing contained in the Lease or this Work Letter shall delay the Rent Commencement Date. As used herein, “Landlord Delay” shall mean any delay or failure to act by Landlord after the date hereof (other than a matter which qualifies as a Force Majeure or a delay by Tenant) within the time period required for such action pursuant to this Work Letter solely to the extent such delay or failure actually causes or results in a delay in Substantial Completion of the Tenant Improvements. Tenant acknowledges and agrees that the performance of Landlord’s Work and the cooperation and related coordination which Tenant is required under this Lease to provide in connection therewith shall under no circumstances constitute a Landlord Delay. The general contractor for Landlord’s Work shall, after consultation with the general contractor for the Tenant Improvements, make the determination regarding the date on which Substantial Completion of the Tenant Improvements would have occurred but for any Landlord Delay. In no event shall a Landlord Delay commence unless and until Landlord receives written notice from Tenant notifying Landlord of the existence of such Landlord Delay.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

Work Letter	11119 N. Torrey Pines/Ligand - Page 4

(a) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 7 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b) Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $175.00 per rentable square foot of the Premises, or $2,676,100 in the aggregate. Within 5 business days after receipt of notice of Landlord’s approval of the Budget, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may not be unreasonably withheld or delayed. The TI Allowance shall be disbursed in accordance with this Work Letter. In addition to the TI Allowance, Landlord shall reimburse Tenant up to $0.15 per usable square foot of the Premises for actual costs incurred by Tenant for the preparation by Tenant’s interior design firm of a test fit of the Premises.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4; provided, however that any portion of the TI Allowance not required for the items listed in subsections (i) or (ii) above, may be used by Tenant for the payment of architectural, engineering and other consultant fees incurred by Tenant in connection with the Tenant Improvements and other expenses incurred by Tenant for improvements which shall remain in the Premises and will be useable by future tenants following the expiration or earlier termination of the Term of the Lease. Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 12 months after the Commencement Date.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the

Work Letter	11119 N. Torrey Pines/Ligand - Page 5

cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements; provided, however, that a portion of the TI Allowance up to $15.00 per rentable square foot of the Premises may be used for costs incurred by Tenant with respect to the Premises for equipment, architectural, engineering and other consulting fees, voice or data cabling, project management, furniture and equipment.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to fund the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for TI Costs once a month against a draw request in Landlord’s standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

6. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

Work Letter	11119 N. Torrey Pines/Ligand - Page 6

Annex 1

Base Building Description

11119 North Torrey Pines

SAN DIEGO

BASE BUILDING DESCRIPTION

MULTI TENANT

WARM SHELL LAB & OFFICE BUILDING

July 6, 2011

CONFIDENTIAL & PROPRIETARY

Work Letter	11119 N. Torrey Pines/Ligand - Page 7

Alexandria 11119 North Torrey Pines

Base Building Description July 6, 2011 CONFIDENTIAL & PROPRIETARY

PROJECT DATA

PROJECT:

ADDRESS: 11119 North Torrey Pines San Diego, CA 92122

DATE: July6, 2011

General Base Building Information

1. Project: Redevelopment project of a single building

2. Construction Type Type III B, Fully Sprinklered

3. Number of Buildings in Campus One (1)

4. Number of Stories Two (2) with one lower level

5. Use B Occupancy

6. Estimated Project Site Area 4.404 acres

8, Parking provided Tenant will be provided with parking ratio of 3.0/ 1,000 USF leased

9. Trash and Recycling New Trash enclosure East side of building

10. Drive Aisle Widths 26’-0” wide drive aisles provided at fire lanes and 24’ -0” wide drive aisles provided for parking aisles

11. Applicable Codes: 2010 California Building Code (CBC) based on the 2009 IBC arid including numerous State of

California Amendments

2010 California Green Building Standards Code (GBC)

2010 California Electrical Code (CEC)

based on the 2009 NEC and including State of California Amendments

2010California Mechanics I Code (CMC)

based on the 2009 UMC with the State of California Amendments

2010 California Plumbing Code (CPC) based on the 2009 UPC with the State of California

Amendments

Work Letter	11119 N. Torrey Pines/Ligand - Page 8

Alexandria 11119 North Torrey Pines

Base Building Description July 6, 2011 CONFIDENTIAL & PROPRIETARY

2010 California Fire Code (CFC) based on the 2009 International Fire Code

2010 California Energy Efficiency Standards

Other Regulations:

NFPA (Current Edition)

2CAL-OSHA

CCR 2010 Title 24 California Code of Regulations Energy Commission

Handicap Standards—Federal Regulations and American Disabilities Act (ADA)

Note: Applicable codes may change as the applicable local and state governing bodies adopt new codes.

12. Live Loads Flat Roof: All Floors: 20 PSF 100 PSF

13. Floor-to- Floor Height Basement First Floor: Second Floor: (+/-)11’-0” 14-0” 14-0”

SHELL COMPONENTS TO BE PROVIDED BY LANDLORD

Lobby: Landbrd to provide new feature stair at the main lobby entrance. Feature stair to include a steel stringer with concrete pan structure, clad with stone tile. Railing to be structural glass with integral stainless steel handrail. Landlord to provide structural openings for a two story lobby including the structural opening for the feature stair. Landbrd to provide all lobby finishes includingflooring, walls, ceiling, HVAC, electrical, etc for a new pass thru-bbby.

Elevators: Landbrd to provide one (1) existing passenger elevator (with new dual sided cab and new architectural finishes and new ceiling and lighting), one existing (1) combination passenger/freight elevator and one (1) new passenger/freight. Elevator interiors to be provided with stainless steel and panel finishes.

Secondary Exit Stairs: 11119 NTPR to be provided with a secondary exit stair at the east and west end building.

HVAC: Landbrd to provide chilled and heating hot water infrastructure to support a warm shell lab-office building including heating hot water and chilled water supplied from the modified central plant in the basement and mechanical yard.

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Alexandria CONFIDENTIAL &

11119 North Torrey Pines PROPRIETARY

Base Building Description July 6, 2011

Electrical

Landlord to provide a 4,000 AMP, 480V underground pull section in the main SDGE room as well as a small panel and meter for house loads (elevators, site lighting, etc).

SHELL OUTLINE SPECIFICATIONS SITE WORK:

Site Utilities

All sewer, gas, water, storm drain, electrical, services as required with the following minimum sizes:

Fire Service -existing

Sanitary Sewer—existing

Domestic Water—existing

Reclaimed water as required for site irrigation -

Chilled Water-stubbed into lower level

Heating HotWater -stubbed into lower level

Site Area

All site scope including asphalt paving, curb and gutter, concrete walkways, landscaping and enhanced paving areas.

Landscaping and Hardscape

Existing site irrigation system to be expanded to cover new improved landscaped area. Modified landscaping throughout the site and new hardscape at main building entrances and courtyard area

Parking Lot Lighting

Existing parking lot lighting to remain

Pedestrian Lighting

Tree up-lighting and low level fixtures, minimum lighting levels per City of San Diego lighting Ordinance.

Signage

Landlord to ins tall one shared monument sign at the drive entrance to 11119 NTPR

Loading Zone

Building to be provided with a new loading area on the east and west side of the building.

BUILDING SKIN:

Vision Areas

Floor to ceiling curtainwall glazing is comprised of a low E insulating glass unit provided by viracon. Spandrel areas are to include a metal pan “shadow box” behind the vision panels. Punched openings to include new low E glazing with similar performance to the curtainwall and a slightly darker glazing color. Entry glazing at

4

Work Letter	11119 N. Torrey Pines/Ligand - Page 10

Alexandria CONFIDENTIAL &

11119 North Torrey Pines PROPRIETARY

Base Building Description July 6, 2011

both the north and south bbby to comprise of a clear laminated structural glazing unit.

Aluminum Framing

Curtain wall framing is a -field installed “stick built” system, comprised of 2 1/2” x 7 1/4” offset captured verticals and 2 1/2” x 7 1/2” glazed in horizontals utilizing “rain screen” principles. Existing punched openings to be comprised of a new2 1/2” x 7 1/2 flashed in storefront system. Lobby entrances to comprise of a structural glass wall system with structural glass fins at the double height lobby.

Exterior Wall Finish

Areas not provided with curtain wall and punched openings to be a painted concrete finish.

Entry Doors

6’-0”x8’-6” entry doors are to be set within a 1” thick laminated structural glazing system. Doors are to be 1/2” thick herculite doors with satin stainless steel top patch fittings, and bottom rail, and concealed floor closers.

MOISTURE AND THERMAL PROTECTION:

Roofing

Existing roof to remain

Building /Sound & Thermal Insulation

Landlord to provide where applicable fiber glass batts or blankets of types and R-values specified below for the various applications as manufactured by Marwille Building Products Corp., Owens-Corning Fiberglas Corp., or equal. Wall insulation to be kraft faced batts, R-13 or the R-value required for the specified wall cavity. Provide fiber glass batts or approved equal with vapor barrier at spandrel glass. Provide full thick batts at toilet rooms and all interior walls.

Fire Safing

Landlord to provide applicable fire safing as required by code at top of wall conditions and slab deck conditions

EXIT STAIRWAYS:

Treads and Landings

Fabricate stairs with closed risers and pan treads to receive concrete fill, as indicated. Form treads with minimum 12 gage bent plate with deformed bars full length of tread welded to bent ends. Form stringers of structural steel channel sections or rolled steel rectangular hoIlow sections

MISCELLANEOUS:

Sealants

Sealant Standard: Provide manufacturer’s standard sealant of type indicated, complying with ASTM C 920 requirements. Use silicone based sealants at all glazing

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Alexandria CONFIDENTIAL &

11119 North Torrey Pines PROPRIETARY

Base Building Description July 6, 2011

conditions. In general, for use on areas subject to foot or vehicle traffic use multi-part, pourable, urethane sealant. At exterior or perimeters of openings in exterior walls use non-sag, urethane sealant. All stone to be provided with an appropriate sealer.

Sheet Metal

Provide minimum 24 GA galvanized sheet metal to comply with recommendations of SMACNA “Architectural Sheet Metal Manual” for the basement and lobby space complete; including regtets and counter flashings.

Steel Doors

Landlord to provide 18 gauge hollow metal steel doors, frames and stops for the basement only. Prime and paint ( see Division 9, painting). Applicable weatherstripping to be provided at allexterior doors.

Hardware

All building hardware shall be 626 finish (satin stainless steel finish). Lock and latch sets shall be equal to Schlage Series L, Full mortise with lever handle design. All fire rated doors and storefront entry doors shall be equipped with closers. All hardware shall meet state Title 24 requirements for handicapped accessibility.

Fireproof ing

Landlord to provide 2 hour protection at all primary and secondary structural columns, beams and metal floor decks, supporting the first and second floor level to allow for multiple control areas on each floor.

FINISHES:

Custom Interior Doors

Common area doors to be pre-finished woof doors.

Paint

Landlord to provide all interior gypsum walls (Lo-Glo satin sheen), exposed steel surfaces, hollow metal doors and frames and interior columns to receive paint: 3 coats over primer at exterior, 2 coats over primer at interior.

Metal Framing & Furring Channels

Steel studs shall be 16, 20, and 25 gauge as indicated on drawings or as required. Drywall furring shall be 25 gauge ‘hat’ sections. Backing plates shall be 1/8” steel of proper size to accommodate fastenings and shall be welded to 20 gauge steel studs.

Gypsum and Drvwall

Landbrd to provide gypsum wallboard at designated locations shown. Board thickness to be 5/8” at vertical and horizontal surf ace applications. In areas requiring fire ratings, wall board shall be 5/8” Type “X”. In areas subject to moisture, use water resistant (WR) gypsum board. All gypsum board surfaces in lobby shall be Levels finish and all others shall be Level 4. Tenant side of all walls shall be Level 1 (Fire Taped).

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Alexandria CONFIDENTIAL &

11119 North Torrey Pines PROPRIETARY

Base Building Description July 6, 2011

SPECIALTIES:

Window Coverings

Building standard non-electrical mecho shades for the balance of the building to be provided by Tenant.

Siqnaqe

Tenant to provide aII suite entrance, building and monument signage per Landlord standards.

Fire Extinguishers

Landlord to provide as required by code,

CONVEYING SYSTEMS:

Hydraulic Elevators

Existing passenger elevator in the lobby with new dual sided cab and newfinishes

Existing service elevator at the east side of the building

New 4,500 Ibs service elevator to be provided on the west side of the building.

MECHANICAL AND PLUMBING:

Plumbing

Landlord to provide plumbing for roof drains and new restroom fixtures.

Heating. Ventilating & Air Conditioning

Landlord to provide a modified chiller plant with 430 tons of capacity. . 200 tons of cooling tower capacity is available for water cooled equipment within the tenant space. Condenser water piping shall be stubbed out of the basement chiller room for hookup by future tenant improvements.

Landbrd to provide an modified heating hot water plant capable of 4,000,000 BTU

Tenant to be allocated their pro-rata share of the chiller plant, cooling tower capacity and heating hot water capacity.

Chilled water and heating hot water lines will be stubbed out from the basement chiller room for hookup during future Tenant Improvements.

Landbrd will install HVAC equipment to serve the new tobby and restroomarea.

Controls: Landlord will provide a controls system to support the central plant and lobby mechanical system . System to be expanded for future tenant improvement HVAC systems.

NOTE: (The HVAC infrastructure is designed to accommodate future tenant improvements to be provided by the Tenant) Any air handlers, exhaust fans, fan coils, etc for the tenant space to be provided by Tenant.

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Alexandria CONFIDENTIAL &

11119 North Torrey Pines PROPRIETARY

Base Building Description July 6, 2011

ELECTRICAL:

Building Power and Lighting

Landlord to provide main SDG&E electrical room and main telephone MPOE room. 277/480 volt, 4,000 AMP underground pull section to be provided in the main electrical room with a small house meter for house loads (ie: lobby, elevators, etc). The tenant metering section and distribution section to be provided by Tenant. Interior distribution for tenant use to be provided by Tenant.

Power for Equipme nt

Landlord to provide power wiring and connection to chilled water and heating hot water equipment.

Building Power and Lighting

Typical lobby lighting and power to be provided. All other power and associated devices to be provided by Tenant.

Telephone. Data Communications, and Access Control

Landbrd to provide base building MPOE room to be provided for future use by tenant as necessary.

Landlord to provide first floor building perimeter doors, suite entrance door and two basement perimeter doors with electrified hardware. Landlord to provide a access control system for the common area doors that can be expanded for future tenant areas. All necessary devices, control panels, wiring, additional conduit, access doors, etc., for operation and monitoring of access control system in the tenant space shall be provided by Tenant however the system shall be the landlord standard system provided in the rest of the building.

UPS System and Emergency Generator

Any UPS systems are to be provided by tenant for their computer servers or to provide standby-power to the building.

The existing 60QkVW750kVA campus diesel emergency generator located east of 11119 NT PR will be available for tenant to use on a pro-rata basis. Tenant is required to provide individual standby povusr distribution, ATS and associated switchgear and wring from existing generator and new circuit breaker in the generator switchgear.

Fire Protection

Landlord to provide a typical sheII sprinkler system The fire sprinkler system shall be per the CBC, CFCand NFPA requirements. Isolation valves to be installed to allow/for isolation of the fire sprinkler system by floor. Tenant is responsible for any second layer of fire sprinkler heads above the finished ceiling required due to the nature of building.

Fire Alarm System

Landbrd to provide fully functional fire alarm systemfor the flow meters, lobby and elevators. System to be expandable to cover future Tenant Improvements.

END OF BASE BUILDING DESCRIPTION

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Annex 2

Tenant Improvement Specifications

11119 North Torrey Pines Road -

July 6, 2011

TENANT IMPROVEMENTS SPECIFICATIONS

State and Local Code Compliance

Design and construction shall conform to all Federal, State and Local building codes and ordinances to include but not limited to the most current version of the following documents:

2010 California Building Code

2010California Plumbing Code

2010 California Mechanical Code

2010Califcfnia Energy Code

National Electric Code/ 2010 California Efedric Code 2008 Title 24, California Energy Efficiency Standards

California Fire Code

2010 California Green Building Standards Code California Division of Occupational Safety and Health San Diego Municipal Code

LEED Certification Guidelines for Tenant

Tenant agrees to design their suite improvements to comply, at a minimum with LEED Silver Certification requirements with specific emphasis on the Energy and Water Conservation categories noted below.

ARCHITECTURAL IMPROVEMENTS

Interior Partitions Metal stud and drywall partitions per tenant’s floor plan requirements.

3W studs typical, gauge and spacing as required by code, and Type X, 5/8” drywall

Standard Interior Partitions penetrate ceiling grid 6”

Full height partitions to underside of structure at demising locations or where so un ^security requirements occur

Fire rated assemblies as required by code, full height, tunnel or shaft wall construction as approved by local building officials

Backing required in any walls where casework, appliances, equipment a1 fixtures will be mounted

Coordinate with structural engineer to determine any specialty requirements for heavy loads.

Smooth drywall finish to Level 4

Insulation Batt insulation within wall cavity as required for sound control.

Doors, Frames &

Hardware Offices/General Use Areas

Suite entry door assemblies are 3’ x 9’ or 6’ x 9’ pair, glass, Herculite doors

Interior door assemblies are 3’ x 8’, solid core, wood veneer, flush face doors with no added urea-formaldehyde resins

Anodized aluminum frames, natural finish, 3’ x8’ or 6’ xS’pr. with integral 3ET sidelights at offices and conference rooms

Lever style, heavy duty, satin aluminum hardware

Suite enlry doors are require Blumcraft hardware; interior doors a re passage or cylindrical locksets

Include components and ratings as required by code

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Work Letter	11119 N. Torrey Pines/Ligand - Page 15

Keying to be compatible with Landlord’s master system

Lab/ Lab Support/ Equipment/ Storage Areas

Door Assemblies are 3’ x B’ or 3-61 x 8’ to match offices except where noted as painted hollow metal (fully welded)

Doors stained to match offices and 2’w x3’h vision lite

Lab offices and shall be 3’ x 8’, 3’-ff x 8’ or 6’ x 8’ custom stained to match office areas with Alum frames to match offices, except where noted to be welded hollow metal frames

Lever style, heavy duty, satin aluminum cylindrical passage lockset hardware

Include components and ratings as required by code

Keying to be compatible with Landlord’s master system

Windows Frames to match style of door frames in office areas

Ceiling System General

Ceiling height at 10-0” or max height as possible to obtain

T-Bar suspension installation per code, utilize BERC clips in lieu of 2 wall angle Office Areas

Armstrong XL 2’x 2’, 15/1S1 exposed T-Grid, white

Armstrong 2’x 2’ acoustic tile. Dune 1775NF (no added/low formaldehyde) with beveled tegular edge, white Lab/ Lab support/ equipment/ storage areas

Armstrong XL 2’x 4’, 15/16” exposed T-grid, white

Armstrong 2’ x 4’ Climaplus (No added/ low formaldehyde) with beveled, tegular edge, white Vivarium

Suspended 5/8” gyp. board 1-5/8’ hat channel and black iron runners, where shown

IV/ndoivCoi/ering WlechoShads Systems or Equal roller shades, manual controls, EcoVeil 1350, color #1369 Silver, shade cloth mounted within blind pocket Lobby shades to be electrified.

Cab/nefry Construction Designation APAC-D plugged with exterior glue, 3/4’thick or 3/4” high-pressure particle board with no added urea-formaldehyde containing resins for Break Rooms, CopyM/ork Rooms and Conference Rooms Adhesive compliant with Indoor Air Quality criteria per ASTM D-5116 Plastic laminate finish, countertops and splashes shall be constructed in accordance with Wl Manual of Millwork, “Custom” grade

Self-closing hinges with vertical, horizontal and depth adjustment Adjustable shelf standards, full extension, heavy-duty drawer glides

Lab casework shall be metal Hanson Lab Furniture Inc. Fisher Hamilton, or equivalent or plastic laminate and constructed in accordance with Wl Manual of MilIwork, ‘Custom1 grade Self-closing hinges with vertical, horizontal and depth adjustment Adjustable shelf standards, full extension, heavy-duty drawer glides Counter!ops at labs to be TRESPA or equivalent countertops Refer to drawings for modular casework requirements

Floor Covering Office and Admin Areas

Monterey or Equal, Overview Multi-Level Loop Pattern, minimum allowance of $30.OQ/syd installed

Adhesives: GLP16003-latex resin based multi-purpose carpet floor adhesive, C16E GLP91505—floor preparation primers, C36E, C46E GLP582G6—latex resin based multi-purpose broadloom carpet adhesive, B-19 GLP60151—latex based carpet broadloom seam sealer, B-71

Work Letter	11119 N. Torrey Pines/Ligand - Page 16

4” rubber base with adhesive com pliant with Indoor Air Quality criteria per ASTM D-6116

Lab/ Lab Support/ Equipment/ Storage Areas

Vinyl Composition Tile, Armstrong or equivalent, 12” x 12” x 1/8”

Adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

4* ° rubber coved base with adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

Vivarium & Glass Wash Epoxy flooring vtl 8” integral coved base

Server Room Static Dissipative tile 24” x 24” Mipolam orVPI, non-grounded

Tissue Culture Resilient sheet flooring with matching welded seams and 6” integral coved base -Mediritech or equal

Paint Shall not exceed the VOC and chemical component limits of Green Seal’s Standard GS-11

Epoxy paint—provide at Vivarium, Glass Wash and Tissue Culture

Restfooms Floors and wet walls to be finished with porcelain tile (60” AFF on wet walls), vinyl wall covering above tile and on non-wet walls, solid surface count ertops with full coverage laminate aprons, stainless steel toilet partitions, stainless steel Boberick accessories, drywall ceilings with recessed can lights and cove lighting above toilets, urinals and mirrors.

Cold Rooms Wall Panels Withstand live lateral load of 100 Ibs point load, 5 psf uniform load

Ceiling Panels Withstand their own weight, dead loads, and live loads of 25 Ibs with maximum deflection of1:180

Cooler Rooms Maintain 4 degrees F; plus or minus 2 F degrees

Air Tiahlnessof Assembled Unit Limit air infiltration through assembly to 0.06 cuft/min/sq ft of wall area, measured at a reference differential pressure across assembly of 1.57 psf as measured in accordance with ASTME 283

Vapor Sea I Interior room atmospheric pressure of 1 inch sp, 72 degrees F, 40 percent RH: No failure Vapor Tig hi ness Sufficient to eliminate frost accumulation Insulation Thickness 4 inches

Doors: Overlap type for 34 x 78 inch opening, construction as for walls but with edges closed; 2-1/2 inch thick insulation; flexible gasket containing magnetic strip on four edges: heated gasket thermos!atic control with two way air relief valve. Configuration and quantity as shown on drawings

View Windows Sealed insulating glass units in doors

Hardware Cast brass, nylon bearing self closing hinges, roller catch latch and keeper; cylinder lock and inside safety release mechanism

Shelving and Supports Stainless steel construction, open rod construction, freestanding style, adjustable supports

Deli Boxes Rear load, deep shelving with front access at each door

Light Fixtures Vapor tight, incandescent with 150 watt lamp, operating toggle switch on exterior wail of room with pilot light, wired in rigid conduit

Work Letter	11119 N. Torrey Pines/Ligand - Page 17

Cooling System Direct expansion refrigerant, water cooled; remote located condensing unit for all rooms, evaporator, unit cooler, sell contained with valves, controls, switches, timers, refrigerant piping, insulated suction lines, and wiring. Size and capacity to maintain environment specified; hot gas defrost; electrically heated trace condensate drain

Cooling Unit Locate remote from cold storage rooms. Pipe coolant to cdd rooms

Specialties Pass Throughs stainless steel (#3160 with mechanical interlock, view window in doors and exhausted by rooftop fan. Unit shall be seamless and fully welded shall have installation tlarge and supplied with support brackets as required

Lockers 4 High x 12” w. plastic laminate lockable units with matching sloped top. Provide on built up 6” pedestal. Interiors shall be white melamine. Supply with number plates

Corner guards Stainless Steel in all tab / lab support areas 3%’ x 3%’ x 5’ Goat Racks Provide unitized aluminum coat hooks at each locker location

ProiectorScreens Install motorized projections screens (Dayiite or equal) with recessed housing above ceiling and controls to switch

STRUCTURAL

Btdg Structure Replaceme nt of a ny sp ray-appli ed f ir e protect io n t hat i s r emov ed or dam aged d uri ng th e co urse of tenant improvements is required

Roof Structure Due to coastal height restrictions, no equipment is allowed on the roof FIRE PROTECTION

Fire SprmHer Spacing and number of heads shall comply with recommendations of NFPA 13 for type of occupancy. Ceiling mounted high temperature heads (pendant, natural brass with chrome finish, semi-recessed with matching adjustable metal escutcheon) shall be used in those areas required by code. Server rooms shall have pre-action fire protection system with separate riser

Fife Extinguisher Semi-Recessed, stainless steel fire extinguisher cabinet

Dry chemical fire extinguisher bottle: Sentry 5 or equivalent Provide quantity required by code

Fire Alarm Suite improvements to include all devices required by code and must be connected to the building fire atarm system. All work must be performed by an authorized Notifier representative with a minim urn of 10 years experience

PLUMBING—TENANT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conform a nee with the following codes & standards Uniform Plumbing Code Uniform Building Code Uniform Fire Code Local Fire Department Regulations National Fire Protection Association

4

Work Letter	11119 N. Torrey Pines/Ligand - Page 18

All other Authorities Having Jurisdiction

All water fixtures used in general office space inducting restrooms but not including Process Fixtures, shall exceed the minimum rating by 30% specified in the Energy Policy Act of 1992, in accordance with LEED calculations

Adhesives shall comply: VOC content shall be less than the current VOC content limits of SCAQMD Rule #1168, AND all sealants used as fillers must meet to exceed the requirements of the South Coast Air Quality Management District Regulation 8, Rule 51

Principal Systems to be Included in the Design

1. Sanitary sewer drain, waste & went—all spaces above ground level drain by gravity to the public sewer. 2 Compressed Gases ((CA, N2, C02)

HouseVacuumSystem

Water Systems (ICW. IHW, DCW, DHW, Dl). Water usage shall be submetered and measured for bill back purposes to the tenant

Liquid Nitrogen System

Typically, localized instantaneous electric domestic hot water heaters serve lavatories and sinksinthe tenant suites

Corde nsate cf a i n pipi n g i1 u n s fr oti t he H VA C u n its to the nearest i nd irect wa st e re ceptor (max. 60’ AFF.Jortoa Janitor’s Sink

All drain piping from HVAC equipment and plumbing equipment runs to the nearest indirect waste receptor or Janitor Sink

Materials Soil, Waste and Vent above Ground: Service-weight, no-hub cast-iron pipe and fittings

Soil, Waste and Vent Below Ground and to 5’-0” Outside of Building: Service-weight, cast-iron hub& spigot pipe and fittings

Industrial Waste and Vent piping above ground to be plenum rated polypropylene DWV

Industrial Waste and Vent piping below ground to be polypropylene DWV.

Industrial Waste piping to route to a sample port just prior to connection to sanitary system

Water and Condensate Drain Piping Above Ground: Type’L” hard-drawn copper type. ASTM

B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated with 1-inch thick fiberglass insulation for sizes up to 2-1/2 inch size, 1-1/2 inch thick above 2-inch size piping. Condensate drain piping above ceilings to be insulated

Water Piping Below Ground 4-inches and smaller: Type’K” hard-drawn copper tubing, ASTM

B88, and wrought copper fittings ANSI B 16.22, silver brazed joints

Natural Gas Piping: Buried piping to be Polyethylene per ASTM D2513; above grade to be

Schedule 40 black steelper ASTM D2513

Indirect Drains: Type ‘M1 copper fittings, ANSI B16.22, solder joint type. Insulate with Manville

Micro-Lok65QAP

Specialty gas piping shall be type L copper, silver brazed

Deionized Water: Schedule 40 polypropylene with socket fused joints

Liquid Nitrogen: Vacuum insulated stainless steel tubing

Adhesives shall comply: VOC content shall be less than the current VOC content limits of

SCAQMD Rule ealants used as fillers must meet or exceed the requirements of the South Coast

Air Quality Management District Regulation 8, Rule 51

Plumbing Fixtures Water C losets, A D A C ornp lia nt: H a nd ica p-h ei ght: vitreou s c h i n a, wal I m ou nted, floor out let, low-

flush toilet with flush valve

Water Closet: Vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve Urinal, ADA Compliant: Wall hung, vitreous china, ultra low-flush urinal with flushometer. Mount at handicap height

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Work Letter	11119 N. Torrey Pines/Ligand - Page 19

Urinal: Wall hung, vitreous china, pint urinal with flushometer

Lavatory: Vitreous china wall hung lavatory with a single temperature-metering low flow faucet

Faucet: Infra-fed sensoi1 control faucet on 120 v power

Lab sink: 25 in. x 22 in. x 12 in. deep stainless steel sink.

Scullery sink: Double compartment stainless steel sink with 14 in. deep basin

Service Sink: Corner model, terrazzo mop service basin with vacuum breaker faucet.

Emergency Shower/Eyewash: Water Saver Faucet Co. Model SSBF2150 or equivalent

Electric Water Cooler: Barrier-free, wall hung water cooler with push bar control and equipped for handicap usage

All water fixtures used in general office space including restrooms but not including Process

Fixtures, shall exceed! he minimum rating by 30% specified in the Energy Policy Act of 1992, in ace or dance with LEED calculations

Drains Floor Drains: Cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar

Floor Sinks: Cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

Break rooms shall have either single or double compartment 16 gauge stainless steel sinks. Minimum acceptable building standard sinks and accessories:

SingleCompartmentSmk: Just Mode1#SX-2133-A-GR

Double Compartment Sink: Just Model#DL-2133-A-GR

Drain: Just Model #J-35FS

Faucet: Just #J-900 single handle 8” center

Garbage Disposer: In-Sink-Erator #444 0.75HP @ 120/1^0

Provide air gap fitting for dishwasher, if installed.

HVAC -TEHAHT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conformance with the following codes and standards Uniform Mechanical Code Uniform Plumbing Code Uniform Building Code Uniform Fire Code Local Fire Department Regulations National Fire Protection Association All other Authorities Having Jurisdiction

Principal Systems to be Included in Design

Summer-Winter air conditioning for all occupied areas, including corridors and restrootns

The current building has a common central plant that providesCHW for cooling. CHW piping is delivered to the basement and capped

Tenant spaces shall be conditioned by either fan coils above the ceiling space or air handlers bcated in basement

Toilet exhaust systems for all restrooms and janitor rooms per code

Building controls to be Johnson Metasys DDC System integrated with the existing site-wide DDC system with electric controllers

Existing Cooling Plant The existing cooling plant consists of (1) 300T centrifugal and (1) 250T Turbocor chiller allocated on a pro-rata basis between 3550 John Hopkins Court and 3530 John Hopkins Court and chilled

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Work Letter	11119 N. Torrey Pines/Ligand - Page 20

water usage shall be monitored for billing pur poses

The tenant shall be responsible for providing and installing all necessary CHW BTU monitoring devices

Areas that require continuous 7/24 operation {computer rooms, network server rooms, etc.) shall be considered for stand-alone systems; be Liebert, Data-Aire or equivalent. The system configuration shall be dependent on room capacity requirements

Existing Heating The existing heating plant consists of boilers with 4,000,000 BTU. Tenant to install all required distribution piping from the basement chiller room into the Tl space.

Office Areas Fan coils can be installed in office areas above the ceiling space with ducted supply and return.

Minimum standardfor cabinet style fan coils shall Carrier 42BH type or equal.

Lab Areas These areas shall be serviced by basement or floor mounted 100% OSA air handling units equipped as described below

Basement Air Handling Units shall be based on Energy Lab Units or approved equivalent with the following minimum components and accessories: Double wall outdoor construction

Backward Inclined Supply fans with high efficiency motors a rtdVFD’s Airflow monitoring stations Moisture eliminate)1 section

Filtration with 2 in. 30/30 prefliters and 85 % efficient final filters Cooling and heating coils with corrosion resistant protection Stainless steel drain pan

Teteptione/tTRoom Dedicated 24/7 independent split system units with the fan coil units mounted above the ceiling space and the condensing unit located in the basement

Environmental Design The following criteria will be used for sizing the heating and cooling systems: Conditions

Outdoor Ambient Design Conditions: Summer: 68»F dB, 72«F rnwB, 13«F dB outdoor daily range Winter: 42«F dB

Indoor Conditions for Air Conditioned Area:

Offices, Labs 72°°F dB ± 3«F dB, Ho Humidity Control

Electrical, Telecom, Storage Typical of office space unless equipment requires a more specifically control led environment

Ventilation Air OutdoorairforventiiaiiononihisprojectexceedstherequirementsoftheAmericanSccietyof

Requirements Heating Ventilating and Air Conditioning Engineers {AS HFJAE) Standard S2-1989, Ventilation for

Acceptable Indoor Air Quality. On average approximately 0.2 cfm per square foot should be provided for all office environments.

For laboratory areas provide 100% outside air with the following minimum requirements:

Work Letter	11119 N. Torrey Pines/Ligand - Page 21

1. Biology Areas 8AC/Hr

2 Chemistry Areas 12AC/Hr

Chemical Storage 15AC/Hr

WashAreas 15AC/Hr

BL-3Areas 15AC/Hr

Vivarium 15AC/Hr

Energy Use & The Energy Efficiency Standard, Title 24, to be used to set the minimum performance

Conservation requirements of this installation, though Tenant agrees their design will exceed the minimum savings to comply with LEED Silver Certification.

Ceding Registers Ceil i ng di ffu sers with perforat ed face wit h frame sty I e com patib le wit h t h e type of ceil i ng us ed.

& Diffusers Surface mounted diffusers require gaskets to prevent leakage. Diffuser faceplate to have concealed hinges and latches. Faceplates to be easily removable from the frame.

Supply diffusers, Titus-PMC perforated modular face-size 24” X 24’ for tay-in ceiling tile.

Linear diffusersfor all hard lid areas.

These manufacturers are considered equal, providing corresponding models meet specified requirements. Equivalent substituted equipment to be submitted for the Designer’s review during lad of major equipment.

Air Filters AAF, Air Guard

Diffusers. Registers, Grilles Titus, EH Price, Krueger

Duet Work Supply duds, return ducts, and exhaust ducts plenum chambers, housing, and panels fabricated from zinc-coated (galvanized) steel sheets conforming to the latest AS TM Specs A-525. Zinc-coatingtobeofthe”Commerical” class

Exhaust duct from fume hoods shall be 304 stainless steel back to main exhaust duct Exhaust duct from Glasswash area shall be 304 stainless steel back to main exhaust duct Ductwork shall be installed in strict accordance with the latest SMAGMA guidelines and shall also adhere to the latest State and Federal seismic requirements

Install flexible ducts in a fully extended condition free of sags and kinks, using minimum length required for connection. Flexible duct suspended on 36” centers with amin 3M1 wide flat banding material where horizontal support is required. Joints and connections to be made in accordance with Underwriters Laboratories, Inc. Connect to rigid sheet metal with min 1/2’ wide collar positively clamped and secured with screws or other approved fastening

ToM Exhaust Exhausted all rest room sand janitor rooms shall with a m in of 12 air changes per hour

Ventilation

Miscellaneous Exhaust/ The following exhaust system have been installed as part of the shell design, it is assumed that Ventilation Systems outside ambient air shall provide makeup air to the exhausted area:

Elevator Machinery Rooms.

Electrical Room(s).

Controls Electronic 0DC building automation system controls the central pant, located in the lower level of the building. The system operates the HVAC system and controls occupied and non-occupied temperature and ventilation schedules. System is expandable for Tenant Improvements. The system includes monitoring, alarm and by-pass functions for efficient energy management The DDC System is programmed to log utilities

Electronic digital control to be provided at the tenant zone level; controls shall be coordinated with the shell building system. Purchase and installation of all utility devices and controls within the tenant space are part of Tenant Improvement scope of work

Work Letter	11119 N. Torrey Pines/Ligand - Page 22

ELECTRICAL -TENANT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conforms nee with the following codes and standards

NFPA 70 National Electrical Code

NFPA 101 Life Safety Code

BOCA Building Codes

IES—Illuminating Engineering Scciety of North America

Distribution The building distribution is located in basement with 277V4BQ volt, 4,000 AMP underground pull section to be provided in the main electrical room with a small house meter for house loads (ie: lobby, elevators, etc). The main distribution board, tenant meter section and other electrical distribution work will be part of the Tenant Improvement.

Electrical panels must grouped in dedicated electrical rooms not installed randomly within tenant spaces

All conductors for new switch gear to be installed as new

New HVAC equipment to be fed from the basement distribution switch gear. New external starters for HVAC equipment

Panel boards and distribution boards shall be located at the satellite electrical rooms to feed the office/lab and support areas

All new transformers to be energy efficient Energy Star type

Tenant to provide 208V branch circuit panelboards within the tenant space

Distribution Panelboards

Equipment All Panelboards to be new; all Tl panels to be surface mounted and stacked if necessary, inside the dedicated electrical rooms.

Panelboards for lighting to be 48QY/277V Sip 4Wtobe series rated for fault current. All Electrical panels are to be located in electrical equipment rooms.

Panelboards for power and control power shall be 208Y/120V 3(jj 4W with minimum fault current ratings of 10,000 AIC. located in electrical equipment rooms. Panelboards served through transformers shall have integral main over current protection, sized as indicated on the drawings.

All panelboards have bolt-on circuit breakers, 42-pole space, bus ratings (as indicated on the panel schedules) and are either surface or flush mounted (as indicated on the panel schedules). All panels located in electrical rooms to be stacked or switch board mounted to minimize space used by the panels

Panelboards with an isolated ground bus are required as noted. All 206Y/120V 3<p 4W panelboards shall be provided with 100% rated neutral bus; panelboards for IT room UPS equipment to be 200% rated neutral bus with an isolated ground bus.

Feeders

Feeders shall be copper conductors (Type THHN or THW) routed in electro metallic tubing (EMT), polyvinylchloride (PVC) conduit, or rigid galvanized steel (RGS) conduit. EMT shall be used in all indoor, concealed locations where the feeder is protected from damage or weather. RGS conduit shall be used in exterior applications or where the conduit may be exposed to physical damage. PVC shall be used for all below-grade applications. Feeders shall be sized according to the singleline diagram in the construction documents. Feeders shall be rack-mounted in accessible ceiling spaces or routed below grade under the slab

Work Letter	11119 N. Torrey Pines/Ligand - Page 23

Emergency Power Svsiem

Tenant will be allocated pro-rata share of existing generator at 11119 North Torrey Pines. All other emergency power system components to be provided by tenant

Branch C ire uitry

1. ConcluitandWire

a. Branch circuits (or all power circuits serving furniture partition systems, offce power, convenience outlets, control power, etc. to be nominally sized as 12W 20A.

b. Branch circuits for lighting circuits to be either 277V 20A unless specifically indicated otherwise( under cabinet lighting is connected to 120V 20A circuits).

c. All area branch circuit conductors to be copper and routed i n metal conduit.

d. Branch circuiting to individual offices shall be (3)#12AWG (two ‘hot’ and one neutral) plus (1) #12 green ground wire forming a two dedicated 120V 20A 3- wire circuits to feed a maximum of four offices.

e. Each office to include (2) duplex receptacles, and (1) ring and string devices per 130 SF office. Quantity to be adjusted per square footage rcom size.

f. Systems furniture feeds to be provided as (4) circuit (8) wire systems with three normal circuits and one isolated ground circuit.

g. Branch circuits may be increased in size for specific loads or as necessary to prevent excessive voltage drop on longer circuits.

h. MC cable to be provided as for concealed office wall wiring and concealed lighting only. All homerunsto be provided in EMT conduit.

2. Electrical Devices

a. Electrical devices including (receptacles and switches) shall be rated according to the load served.

b. Electrical devices shall be Decora type, white in color with white thermoplastic cover plates.

c. Cover plates for receptacles and junction boxes shall be labeled indicating the circuit and panelboard from which the device is fed.

d. All floor furniture feeds shall be flush type, and flush type to be provided at conference rooms. Floor devices must be 2 hr rated at second floor locations.

3. Lighting Systems

a. Fixtures shall be suitable for the application including the ability to provide egress illumination where required. Egress light shall be wired and remain on a night lights.

b. Fixtures shall meet U.L requirements and selection and placement of fixtures shall comply with AD A requirements.

c. All lighting fixtures shall operate at 277V unless specifically noted otherwise.

d. Lighting Power Densities (LPD) must exceed with the Title 24 energy savings by 25%—35% to comply with LEED Silver Certification efforts.

e. Office area to consist of direct/indirect linear pendant style fixtures or recessed direct/indirect light fixtures type: Focal Point Skylite 2’xZ, FBX-24-B Perforated Shield, White, lamping and voltage to be confirmed. Landlord reserves the right to determine use and location ol either style of fixture.

f. Exit Lights—Lithonia LRP, Green on clear, 120/277, EL N,

4 Lighting Control Systems

a. Lighting control must comply with Title 24 requirements (including over-ride control

Work Letter	11119 N. Torrey Pines/Ligand - Page 24

for automatically shutting the lights off at prescribed periods of time and the ability to over-ride the lighting control for up to two hours of use).

b. Lighting control equipment shall include a programmable lighting control panel, relay panels {quantity as necessary), over-ride switches (distributed throughout the space), and interconnecting conductors.

c. Control zones to include perimeter areas for dayi spaces, skylit areas, and interior areas under 5,OOOSF.

d. Lighting over-rids switches to be located in corridors and similar areas to allow ease of access.

e. Each r ootn sha 11 b e con tro I led b y dua I -le vel switch i ng f or local co ntro I.

f. Each private enclosed office to be provided with wall mounted dual-level switching and a ceiling mounted override motion sensor. Manufacturer: Hubbell or equal.

5. Mechanical Equipment

a. Power provided from the 480 V or 208 Y/120 V system for line voltage to mechanical equipment.

b. Control power wiring (other than 120 V as indicated on Mechanical control wiring diagrams) by the mechanical contractor.

c. Smoke detectors, time clocks, relays, contactors, etc. by the mechanical contractor.

d. M otor start ers a nd di sc onn ect switch es by the el ect n cal contract or ac cord i n g to the oontf ol wiring diagrams provided by mechanical contractor.

6. Telephone/Data Room and Low Voltage Wiring

a. The existing MPOErcom in the basement can be utilized

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this      day of             ,         , between ARE-SD REGION NO. 24, LLC, a Delaware limited liability company (“Landlord”), and LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated             ,         (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             ,         , the Rent Commencement Date is             ,         and the termination date of the Base Term of the Lease shall be midnight on             ,         . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

LIGAND PHARMACEUTICALS, INCORPORATED,
a Delaware corporation

By:
Its:

LANDLORD: ARE-SD REGION NO. 24, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Its:

Rules and Regulations	11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or if authorized by Landlord in writing. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited unless permitted. Unless permitted, explosives or other articles deemed extra hazardous shall not be brought into the Project. Notwithstanding the foregoing, Tenant may operate in the Premises a reasonable steam boiler for the purpose of washing and sterilizing glass ware used by Tenant in its operations.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, unless authorized by Landlord in writing, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	11119 N. Torrey Pines/Ligand - Page 2

13. All moveable trash and recycling receptacles provided by the trash disposal or recycling firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT G TO LEASE

SIGNAGE

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT H TO LEASE

EXPANSION SPACE

First Floor

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT I TO LEASE

LANDLORD’S PROPERTY

Fume Hood System 8'	7
Fume Hood System 6'	2
Eyewash Shower combo recesed	8
Vented chemical cabinets - HazMat	8
Laboratory Snorkle	11
Stainless Steel Sink	1
Range Hood Vent	2
Autoclave	1
Dish washer	2
Laboratory Cabinets and Shelving	See Note
Laboratory Seismic Shelving	See Note
Laboratory Cabinets (Glass)	6
Glass Drying Rack	13

Fire Extinguisher (case)	12
Halon Extinquisher	1
Fire Extinguisher (class D)	1

Highback Black Leather Chair	35
Guest Chair (palm leaf design)	24
Lobby Chairs	4
Mesh Back Chair	30

Step Stool (VM)	1
File Cabinet 2' (HZ)	1

Oval Table 7'	1
Credenza (Glass)	2
Pictures (Frames)	4
Board Room Table	1
Clock	7
Collapsible Table (6' x 18")	10

Storage Cabinet (6' steel)	11
Bookshelf Wood 6'	2

Bathroom Lockers (sets of 4)	2
Mini Fridge	3
AED	1

Cisco 2600 Servers server room	4
Cisco Devices 1st floor	3

Mail Room Shelf	1
Mail Room Case work	1

Punching Bag small	1
Elliptical treadmill	1
Standard Treadmill	1
Recumbant Bike	1
Balance Ball	1

Fume Hood System 8’ 7 Storage Cabinet (S1 steel) I iT

Fume Hood System 6’ 2 Bookshelf Wood 6’ | 2

Eyewash Shower com bo recesed 8 ^^^^^^^^_^^_^^^^^^^^_^^_

Vented chemical cabinets—HazMat 8 Bathroom Lockers {sets of 4) 2

La bora to iy Snorkle 11_ Mini Fridge 3

Stainless Steel Sink 1 AED 1

Range Hood Vent 2

Autoclave 1_ Cisco 2600 Servers server room I 4

Dish washer 2 Cisco Devices 1st floor | 3

Laboratory Cabinets and Shelving See Note

Laboratory Seismic Shelving See Note

Laboratory- Cabinets (Glass) 6 Mail Room Shelf I 1

Glass Drying Rack 13 Mail Room Case work | 1

Punching Bag small 1_

Elliptical treaclmill 1

Fire Extinguisher (case) 1_2 Standard Treadmill 1_

Halon Extinguisher 1_ Recumbant Bike 1_

Fire Extinguisher (class D) 1_ Balance Ball 1_

Higliback Black Leather Chair I ~35J | | |

Guest Chair (palm leaf design) 24

Lobby Chairs 4

Mesh Back Chair I 30

Projector (didn’t get model) 1_

Mitsubishi XD500U Projector 1_

NEC VT595 Projector 1_

Projector Screen (Tension and others) 6

Tension Projector Screen Control 6

Crestron Scheduling Monitor/Hardware ( 1_

Room Entry Monitor (Door) 1_

Video Conference Camera 1_

Fire Door 8

NFR Door 6

NFR Door Leaf | 1

Step Stool (VM) I 1

File Cabinet 2’(HZ) | ~

OvalTabie?’ I 1

Credenza (Glass) 2

Pictures (Frames) 4

Board Room Table 1_

Clock 7

Collapsible Table (G1 x 18”) | 10

11119 N. Torrey Pines/Ligand - Page 2

Notes:

1) All casework and upper shelf units to meet lab spaces. These include turrets, sinks, sink eyewashes, etc.

2) All seismic shelving throughout for installation in laboratories, meeting the need in lab spaces.

Lab Spaces To be Finalized and these Include: Chemistry, Biology, Captisol, Mass Spec, Glasswash, Media Tissue Culture, NMR, Equip, EHS.

11119 N. Torrey Pines/Ligand - Page 3

Furniture Description Location

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-020

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-028

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-022

Light color desk with angle. 2 (2) file cabinets per unit, and return 2-033

Light color desk with angle. 2 (2) file cabinets per unit, and return 2-042

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-043

Light color desk with angle. 2 (2) file cabinets per unit, and return 2-052

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-053

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-057

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-058

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-066

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-069

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-070

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-071

Light color desk with angle, 2 (2) file cabinets per unit and return 2-072

Light color desk with angle, 2 (2) file cabinets per unit, and return 2-073

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-032

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-091

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-087

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-08S

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-079

Light color desk with angle. 2 (2) file cabinets per unit, and return 1-076

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-075

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-074

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-071

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-070

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-069

Light color desk with angle. 2 (2) file cabinets per unit, and return 1-065

Light color desk with angle, 2 (2) file cabinets per unit, and return 1-064

Total Count = 28 Sets

11119 N. Torrey Pines/Ligand - Page 1

EXHIBIT J TO LEASE

APPROVED PLAN

LIGAND TEST FIT #2
11119 N. TORREY PINES/ARE
2ND FLOOR
NORTH
FPBARCHITECTS 7/8/2011
CHEM
HAZMAT
EHS
GLASS
BIO
2-BSC
CAPTISOL
HPLC
EXIT
RR
MASS SPEC
LUNCH
LOBBY
ENTER
CONF
TECHS
MEDIA
TISSUE CULTURE
BSC
NMR
IT
FLOATERS
BOARD
MOVABLE PARTITION
1
2
3
4
5
6
13
14
15
16
25
26
27
29
30
31
32